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                                                                   EXHIBIT 99.54


FOR IMMEDIATE RELEASE


CONTACT:       Dale A. Sander, Chief Financial Officer
               Larry Bymaster, Chief Executive Officer
               (619) 550-3900


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              XYTRONYX, INC. REPORTS FISCAL YEAR 1996 RESULTS


SAN DIEGO, CA, JUNE 17, 1996 -- Xytronyx, Inc. (AMEX: XYX) today announced results for the fiscal year ended March 31, 1996.

Revenues for the fourth quarter ended March 31, 1996 were $32,000 compared to $49,000 for the same period of the prior year. Net loss for the quarter was $1,015,000 or $0.12 per share, compared to a loss of $1,252,000 or $0.24 per share for the fourth quarter of the prior year.

Revenues for the fiscal year ended March 31, 1996 were $379,000, compared to $1,201,000 for Fiscal 1995. Net results were a loss of $3,256,000, or $0.52 per share, compared to a loss of $3,755,000, or $0.74 per share, for the same period of the prior year. Prior year revenues included proceeds from a one-time transaction associated with the Company's photochromic technology.

Xytronyx, Inc. is engaged in the development and commercialization of medical products with a primary focus on cancer.


                               (table follows)




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XYTRONYX, INC. AND SUBSIDIARY (A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)


                                    THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                        MARCH 31,                   MARCH 31,
                               -------------------------   -------------------------
                                   1996         1995           1996          1995
- --------------------------------------------------------   -------------------------
REVENUES

  Product sales                     $1,927        $3,456       $13,657      $616,200
  License fees and royalties             -             -       150,000       330,000
  Contract research                      -             -        45,000        99,151
  Marketing rights                   5,000        20,000        60,000        20,000
  Interest and other                25,033        25,262       110,159       135,804
- --------------------------------------------------------   -------------------------
Total revenues                      31,960        48,718       378,816     1,201,155
- --------------------------------------------------------   -------------------------
COSTS AND EXPENSES

  Cost of product sales             30,022        24,583       124,530       419,032
  Product development              693,200       634,426     1,853,899     2,118,247
  General and administrative       291,779       383,545     1,257,722     1,570,768
  Business development
    and marketing                   30,119       241,831       372,316       790,233
  Interest and other                 1,489        16,032        26,252        57,843
- --------------------------------------------------------   -------------------------
Total costs and expenses         1,046,609     1,300,417     3,634,719     4,956,123
- --------------------------------------------------------   -------------------------
Net loss                       ($1,014,649)  ($1,251,699)  ($3,255,903)  ($3,754,968)
- --------------------------------------------------------   -------------------------
Net loss per share
  of common stock                   ($0.12)       ($0.24)       ($0.52)       ($0.74)
- --------------------------------------------------------   -------------------------
Weighted average
  shares outstanding             8,051,029     5,263,029     6,222,832     5,106,454
- --------------------------------------------------------   -------------------------


                                            BALANCE SHEET DATA AS OF
                                       MARCH 31, 1996      MARCH 31, 1995
                                       ----------------------------------
Cash, Cash Equivalents and
  short-term investments                  $1,697,757          $1,850,078
Total assets                               2,174,468           2,304,937
Long-term liabilities                         20,670              24,353
Stockholders' equity                       1,548,049           1,883,809


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